EXHIBIT 1.01

LITTELFUSE, INC.

Conflict Minerals Report

For the Year Ended December 31, 2017

This Conflict Minerals Report (“Report”) of Littelfuse, Inc. and its consolidated subsidiaries (collectively, “Company,” “we” or “our”) for the year ended December 31, 2017 is filed in accordance with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule requires the disclosure of certain information if a registrant manufactures or contracts to manufacture products for which certain “Conflict Minerals” (as defined below) are necessary to the functionality or production of such products. Conflict Minerals are defined as (i) cassiterite, columbite-tantalite, gold, wolframite, or their derivatives, which are limited to tin, tantalum, tungsten, and gold, or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Covered Countries”).

The Company’s operations, including through its subsidiaries, may at times manufacture, or contract to manufacture, products for which Conflict Minerals are necessary to the functionality or production of those products. During 2017, Littelfuse, Inc. became a member of the Responsible Minerals Initiative (“RMI”), formerly the Conflict-Free Sourcing Initiative. We leveraged our RMI membership to identify best practices and continued to focus on process improvements to conduct a more detailed reasonable country of origin inquiry (“RCOI”) of the Conflict Minerals in our supply chain during 2017.

This RCOI was reasonably designed to determine whether any of the Conflict Minerals originated from the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources. The results of our reasonable country of origin inquiry regarding the Conflict Minerals, as well as our additional due diligence regarding the sources of the Conflict Minerals, are contained in this Report.

The report presented herein is not audited.

1.	Company Overview

We are one of the world’s leading suppliers of circuit protection products for the electronics, automotive, and industrial markets, with expanding platforms in sensors and power control components and modules. In addition to circuit protection products and solutions, the Company offers electronic reed switches and sensors, automotive sensors for comfort and safety systems and a comprehensive line of highly reliable electromechanical and electronic switch and control devices for commercial and specialty vehicles, as well as protection relays and power distribution centers for the safe control and distribution of electricity.

The Company’s reporting segments consist of the Electronics segment, the Automotive segment and the Industrial segment, as described more fully in Part I, Item 1 of the Company’s annual report on Form 10-K for the year ended December 30, 2017. Such annual report is available free of charge through the Investor Relations section of the Company’s website at http://investor.littelfuse.com/financial-information/annual-reports. The information contained in the Company’s website is not incorporated by reference into this Report and should not be considered part of this report.

Supply Chain

The Company manufactures, or contracts for the manufacture of, a wide range of products that contain Conflict Minerals but we do not purchase ore or unrefined Conflict Minerals directly from mines, smelters or refiners and generally are many levels downstream from these market participants. For this reason, we rely on the information provided by our direct suppliers along with appropriate due diligence processes. Through the process described in this Report, we seek to ensure that our sourcing practices are consistent with our guiding principles on responsibly sourcing the Conflict Minerals and to encourage responsible minerals sourcing in our supply chain.

2.	Reasonable Country of Origin Inquiry

Our RCOI began with a review of all our materials suppliers that, due to the nature of their business, might utilize Conflict Minerals (referred to as “direct suppliers”). Direct suppliers were contacted to complete the Conflict Minerals Reporting Template (the “CMRT”). The CMRT is regarded as the most commonly accepted reporting tool for conflict minerals content and sourcing information worldwide. Our suppliers were also provided with training materials on how to complete the CMRT. The CMRT asked the suppliers, among other things, to disclose the origin of any Conflict Minerals used in their manufacturing processes and to identify the Conflict Minerals processing facilities within their supply chains.

This survey of direct suppliers included 85% of our total 2017 materials suppliers. The Company obtained responses from 99% of our direct suppliers that were surveyed. Based on the survey responses obtained, we have reason to believe that some of the Conflict Minerals supplied to us may have originated in the Covered Countries, and we have reason to believe that certain of the Conflict Minerals came from recycled or scrap sources.

Our RCOI process was reasonably designed and performed in good faith, however, there are inherent limitations in the information provided to us by third parties, including the possibility of information being inaccurate, incomplete or falsified despite our efforts to validate and confirm the information.

3.	Due Diligence Process

Summarized below is our due diligence process, the components of which conform to, in all material respects, the framework in the Third Edition of the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High- Risk Areas and related supplements for gold, tantalum, tin and tungsten.

a)	Establish Company Management System

●

Maintained a Conflict Free Statement which provides that the Company expects its suppliers to continuously monitor both direct and indirect supply chains to avoid procurement of materials from Covered Countries, and to be forthright in sharing compliance information with the Company. We will show preference to suppliers that meet or exceed these requirements.

●	Expanded the internal Conflict Minerals working group.

●	Communicated with our direct suppliers through the above-described RCOI.

●	Maintained conflict-free sourcing requirements into our purchase order terms and conditions and supplier quality manual.

●	Maintained a supplier qualification program and an ongoing supplier audit program that includes, among other compliance inquiries, questions regarding the suppliers’ conflict minerals programs.

●

Distributed a Supplier Code of Conduct to all suppliers during 2017 that, among other things, requires suppliers to have a policy regarding responsible sourcing of Conflict Minerals in the Covered Countries.

b)	Identify and Assess Supply Chain Risks

●

Implemented a process to identify suppliers of direct materials and categorize such materials by commodity. This assisted in the determination of the direct suppliers of products that may contain Conflict Minerals.

●	Surveyed all direct suppliers that potentially supplied Conflict Minerals to the Company to determine the products provided to the Company with Conflict Minerals.

●	Conducted the RCOI described above to identify the smelters and refiners that contribute Conflict Minerals to the Company’s products.

●

Reviewed and compared the smelters and refiners identified by direct suppliers against the list of smelter and refiner facilities that have received a “conflict free” designation through the Responsible Minerals Assurance Process (“RMAP”), formerly the Conflict-Free Smelter Program.

c)	Design and Implement a Strategy to Respond to Identified Risk

●	Conducted follow-up with direct suppliers that did not respond to the survey.

●	Collaborated with our direct suppliers to investigate any smelter that did not have a conflict free designation through the RMAP or was not in the process of recertifying for such designation.

d)	Carry out Independent Third-Party Audit

●

The Company is a member of the Responsible Minerals Initiative. We rely on the information published by the RMI to confirm the existence and verify the conflict-free status of the smelters or refiners identified during our due diligence.

e)	Report on Supply Chain Due Diligence

●

This Report is available on our website at http://investor.littelfuse.com/corporate-governance/governance-overview. In addition to this Report, our Conflict Free Statement is also available on our website at http://www.littelfuse.com/about-us/supplier-quality/conflict-free-statement.aspx .

4.	Due Diligence Results

We solicited 1,113 direct suppliers and received a response from 99% of them. 60% of our responding direct suppliers responded to us that the material they supply does not contain Conflict Minerals that originated from the Covered Countries.

From the information provided to the Company by its direct suppliers, we identified 255 unique smelters or refiners in our supply chain. 252 (98%) are participating in the RMI and are either in compliance with the RMI audit protocols or active in the application process. We continue to monitor and evaluate all our direct suppliers and the smelters and refiners they report with the ultimate goal of becoming 100% conflict free.

The smelters or refiners participating in the RMI that provide Conflict Minerals that originated from the Covered Countries, as reported by our suppliers, were as follows:

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	JAPAN	Compliant
Gold	CID000015	Advanced Chemical Company	UNITED STATES OF AMERICA	Compliant
Gold	CID000019	Aida Chemical Industries Co., Ltd.	JAPAN	Compliant
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Compliant
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Compliant
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	Compliant
Gold	CID000077	Argor-Heraeus S.A.	SWITZERLAND	Compliant
Gold	CID000082	Asahi Pretec Corp.	JAPAN	Compliant
Gold	CID000090	Asaka Riken Co., Ltd.	JAPAN	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Tantalum	CID000092	Asaka Riken Co., Ltd.	JAPAN	Compliant
Tungsten	CID000105	Kennametal Huntsville	UNITED STATES OF AMERICA	Compliant
Gold	CID000113	Aurubis AG	GERMANY	Compliant
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Compliant
Gold	CID000157	Boliden AB	SWEDEN	Compliant
Gold	CID000176	C. Hafner GmbH + Co. KG	GERMANY	Compliant
Gold	CID000185	CCR Refinery - Glencore Canada Corporation	CANADA	Compliant
Gold	CID000189	Cendres + Metaux S.A.	SWITZERLAND	Compliant
Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Compliant
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Compliant
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	Compliant
Gold	CID000233	Chimet S.p.A.	ITALY	Compliant
Tin	CID000244	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	Compliant
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Compliant
Tantalum	CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	Compliant
Tin	CID000292	Alpha	UNITED STATES OF AMERICA	Compliant
Tin	CID000306	CV Gita Pesona	INDONESIA	Compliant
Tin	CID000309	PT Aries Kencana Sejahtera	INDONESIA	Compliant
Tin	CID000313	PT Premium Tin Indonesia	INDONESIA	Compliant
Tin	CID000315	CV United Smelting	INDONESIA	Compliant
Gold	CID000328	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	CID000359	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	Compliant
Gold	CID000362	DODUCO Contacts and Refining GmbH	GERMANY	Compliant
Gold	CID000401	Dowa	JAPAN	Compliant
Tin	CID000402	Dowa	JAPAN	Compliant
Gold	CID000425	Eco-System Recycling Co., Ltd.	JAPAN	Compliant
Tin	CID000438	EM Vinto	BOLIVIA	Compliant
Tantalum	CID000456	Exotech Inc.	UNITED STATES OF AMERICA	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Tantalum	CID000460	F&X Electro-Materials Ltd.	CHINA	Compliant
Tin	CID000468	Fenix Metals	POLAND	Compliant
Gold	CID000493	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Compliant
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Compliant
Tin	CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Compliant
Tungsten	CID000568	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	Compliant
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Compliant
Gold	CID000689	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	CID000694	Heimerle + Meule GmbH	GERMANY	Compliant
Gold	CID000707	Heraeus Metals Hong Kong Ltd.	CHINA	Compliant
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Compliant
Tin	CID000760	Huichang Jinshunda Tin Co., Ltd.	CHINA	Compliant
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd.	CHINA	Compliant
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Compliant
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	Compliant
Gold	CID000807	Ishifuku Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	CID000814	Istanbul Gold Refinery	TURKEY	Compliant
Gold	CID000823	Japan Mint	JAPAN	Compliant
Tungsten	CID000825	Japan New Metals Co., Ltd.	JAPAN	Compliant
Gold	CID000855	Jiangxi Copper Co., Ltd.	CHINA	Compliant
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Compliant
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	CID000917	Jiujiang Tanbre Co., Ltd.	CHINA	Compliant
Gold	CID000920	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	Compliant
Gold	CID000924	Asahi Refining Canada Ltd.	CANADA	Compliant
Gold	CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Gold	CID000929	JSC Uralelectromed	RUSSIAN FEDERATION	Compliant
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Compliant
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	CHINA	Compliant
Gold	CID000957	Kazzinc	KAZAKHSTAN	Compliant
Tungsten	CID000966	Kennametal Fallon	UNITED STATES OF AMERICA	Compliant
Gold	CID000969	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	CID000973	King-Tan Tantalum Industry Ltd.	CHINA	Not compliant
Gold	CID000981	Kojima Chemicals Co., Ltd.	JAPAN	Compliant
Gold	CID001029	Kyrgyzaltyn JSC	KYRGYZSTAN	Compliant
Tin	CID001070	China Tin Group Co., Ltd.	CHINA	Compliant
Tantalum	CID001076	LSM Brasil S.A.	BRAZIL	Compliant
Gold	CID001078	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Compliant
Tin	CID001105	Malaysia Smelting Corporation (MSC)	MALAYSIA	Compliant
Gold	CID001113	Materion	UNITED STATES OF AMERICA	Compliant
Gold	CID001119	Matsuda Sangyo Co., Ltd.	JAPAN	Compliant
Tin	CID001142	Metallic Resources, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	CHINA	Compliant
Gold	CID001149	Metalor Technologies (Hong Kong) Ltd.	CHINA	Compliant
Gold	CID001152	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Compliant
Gold	CID001153	Metalor Technologies S.A.	SWITZERLAND	Compliant
Gold	CID001157	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	Compliant
Gold	CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	Compliant
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	INDIA	Compliant
Tin	CID001173	Mineracao Taboca S.A.	BRAZIL	Compliant
Tantalum	CID001175	Mineracao Taboca S.A.	BRAZIL	Compliant
Tin	CID001182	Minsur	PERU	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Gold	CID001188	Mitsubishi Materials Corporation	JAPAN	Compliant
Tin	CID001191	Mitsubishi Materials Corporation	JAPAN	Compliant
Tantalum	CID001192	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Compliant
Tantalum	CID001200	NPM Silmet AS	ESTONIA	Compliant
Gold	CID001204	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Compliant
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	Compliant
Tin	CID001231	Jiangxi New Nanshan Technology Ltd.	CHINA	Compliant
Gold	CID001259	Nihon Material Co., Ltd.	JAPAN	Compliant
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Compliant
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Compliant
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Compliant
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant"	RUSSIAN FEDERATION	Compliant
Tin	CID001337	Operaciones Metalurgical S.A.	BOLIVIA	Compliant
Gold	CID001352	PAMP S.A.	SWITZERLAND	Compliant
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Compliant
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	INDONESIA	Compliant
Tin	CID001399	PT Artha Cipta Langgeng	INDONESIA	Compliant
Tin	CID001402	PT Babel Inti Perkasa	INDONESIA	Compliant
Tin	CID001419	PT Bangka Tin Industry	INDONESIA	Compliant
Tin	CID001421	PT Belitung Industri Sejahtera	INDONESIA	Compliant
Tin	CID001428	PT Bukit Timah	INDONESIA	Compliant
Tin	CID001434	PT DS Jaya Abadi	INDONESIA	Compliant
Tin	CID001438	PT Eunindo Usaha Mandiri	INDONESIA	Compliant
Tin	CID001448	PT Karimun Mining	INDONESIA	Compliant
Tin	CID001453	PT Mitra Stania Prima	INDONESIA	Compliant
Tin	CID001457	PT Panca Mega Persada	INDONESIA	Compliant
Tin	CID001458	PT Prima Timah Utama	INDONESIA	Compliant
Tin	CID001460	PT Refined Bangka Tin	INDONESIA	Compliant
Tin	CID001463	PT Sariwiguna Binasentosa	INDONESIA	Compliant
Tin	CID001468	PT Stanindo Inti Perkasa	INDONESIA	Compliant
Tin	CID001471	PT Sumber Jaya Indah	INDONESIA	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Tin	CID001477	PT Timah (Persero) Tbk Kundur	INDONESIA	Compliant
Tin	CID001482	PT Timah (Persero) Tbk Mentok	INDONESIA	Compliant
Tin	CID001490	PT Tinindo Inter Nusa	INDONESIA	Compliant
Tin	CID001493	PT Tommy Utama	INDONESIA	Compliant
Gold	CID001498	PX Precinox S.A.	SWITZERLAND	Compliant
Tantalum	CID001508	QuantumClean	UNITED STATES OF AMERICA	Compliant
Gold	CID001512	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Compliant
Tantalum	CID001522	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Gold	CID001534	Royal Canadian Mint	CANADA	Compliant
Tin	CID001539	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	Compliant
Gold	CID001555	Samduck Precious Metals	KOREA, REPUBLIC OF	Compliant
Gold	CID001585	SEMPSA Joyeria Plateria S.A.	SPAIN	Compliant
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Compliant
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Compliant
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Compliant
Tin	CID001758	Soft Metais Ltda.	BRAZIL	Compliant
Gold	CID001761	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	Compliant
Tantalum	CID001769	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Compliant
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	JAPAN	Compliant
Tantalum	CID001869	Taki Chemical Co., Ltd.	JAPAN	Compliant
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Compliant
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Compliant
Tantalum	CID001891	Telex Metals	UNITED STATES OF AMERICA	Compliant
Tin	CID001898	Thaisarco	THAILAND	Compliant
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Gold	CID001916	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Compliant
Gold	CID001938	Tokuriki Honten Co., Ltd.	JAPAN	Compliant
Gold	CID001955	Torecom	KOREA, REPUBLIC OF	Compliant
Tantalum	CID001969	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Compliant
Gold	CID001977	Umicore Brasil Ltda.	BRAZIL	Compliant
Gold	CID001980	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	Compliant
Gold	CID001993	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	Compliant
Gold	CID002003	Valcambi S.A.	SWITZERLAND	Compliant
Tungsten	CID002011	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Compliant
Gold	CID002030	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	Compliant
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	Compliant
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	AUSTRIA	Compliant
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Compliant
Gold	CID002100	Yamakin Co., Ltd.	JAPAN	Compliant
Gold	CID002129	Yokohama Metal Co., Ltd.	JAPAN	Compliant
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Compliant
Tin	CID002180	Yunnan Tin Company Limited	CHINA	Compliant
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Compliant
Gold	CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	Compliant
Gold	CID002290	SAFINA A.S.	CZECH REPUBLIC	Compliant
Tantalum	CID002307	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Not compliant
Gold	CID002314	Umicore Precious Metals Thailand	THAILAND	Compliant
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Compliant
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Compliant
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Compliant
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Compliant
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Compliant
Tin	CID002455	CV Venus Inti Perkasa	INDONESIA	Compliant
Gold	CID002459	Geib Refining Corporation	UNITED STATES OF AMERICA	Compliant
Tin	CID002468	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Compliant
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Compliant
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Compliant
Tin	CID002500	Melt Metais e Ligas S.A.	BRAZIL	Compliant
Tungsten	CID002502	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Compliant
Tin	CID002503	PT ATD Makmur Mandiri Jaya	INDONESIA	Compliant
Tantalum	CID002504	D Block Metals, LLC	UNITED STATES OF AMERICA	Compliant
Tantalum	CID002505	FIR Metals & Resource Ltd.	CHINA	Compliant
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tantalum	CID002508	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Compliant
Gold	CID002509	MMTC-PAMP India Pvt., Ltd.	INDIA	Compliant
Gold	CID002510	Republic Metals Corporation	UNITED STATES OF AMERICA	Compliant
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Compliant
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Compliant
Gold	CID002516	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	Compliant
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Compliant
Tin	CID002530	PT Inti Stania Prima	INDONESIA	Compliant
Tungsten	CID002535	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Compliant
Tantalum	CID002539	KEMET Blue Metals	MEXICO	Compliant
Tungsten	CID002541	H.C. Starck Tungsten GmbH	GERMANY	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Tungsten	CID002542	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Compliant
Tantalum	CID002544	H.C. Starck Co., Ltd.	THAILAND	Compliant
Tantalum	CID002545	H.C. Starck Tantalum and Niobium GmbH	GERMANY	Compliant
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	GERMANY	Compliant
Tantalum	CID002548	H.C. Starck Inc.	UNITED STATES OF AMERICA	Compliant
Tantalum	CID002549	H.C. Starck Ltd.	JAPAN	Compliant
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co. KG	GERMANY	Compliant
Tungsten	CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Compliant
Tantalum	CID002557	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	Compliant
Tantalum	CID002558	Global Advanced Metals Aizu	JAPAN	Compliant
Gold	CID002560	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Compliant
Gold	CID002561	Emirates Gold DMCC	UNITED ARAB EMIRATES	Compliant
Tantalum	CID002568	KEMET Blue Powder	UNITED STATES OF AMERICA	Compliant
Tin	CID002570	CV Ayi Jaya	INDONESIA	Compliant
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Compliant
Gold	CID002580	T.C.A S.p.A	ITALY	Compliant
Tungsten	CID002589	Niagara Refining LLC	UNITED STATES OF AMERICA	Compliant
Tin	CID002592	CV Dua Sekawan	INDONESIA	Compliant
Tin	CID002593	PT Rajehan Ariq	INDONESIA	Compliant
Gold	CID002605	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	CID002606	Marsam Metals	BRAZIL	Compliant
Tungsten	CID002649	Hydrometallurg, JSC	RUSSIAN FEDERATION	Compliant
Tin	CID002706	Resind Industria e Comercio Ltda.	BRAZIL	Compliant
Tantalum	CID002707	Resind Industria e Comercio Ltda.	BRAZIL	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Tungsten	CID002724	Unecha Refractory metals plant	RUSSIAN FEDERATION	Compliant
Tin	CID002757	PT O.M. Indonesia	INDONESIA	Not compliant
Gold	CID002761	SAAMP	FRANCE	Compliant
Gold	CID002765	Italpreziosi	ITALY	Compliant
Tin	CID002773	Metallo Belgium N.V.	BELGIUM	Compliant
Tin	CID002774	Metallo Spain S.L.U.	SPAIN	Compliant
Tin	CID002776	PT Bangka Prima Tin	INDONESIA	Compliant
Gold	CID002777	SAXONIA Edelmetalle GmbH	GERMANY	Compliant
Gold	CID002778	WIELAND Edelmetalle GmbH	GERMANY	Compliant
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Compliant
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	Compliant
Tin	CID002816	PT Sukses Inti Makmur	INDONESIA	Compliant
Tungsten	CID002827	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	Compliant
Tin	CID002829	PT Kijang Jaya Mandiri	INDONESIA	Compliant
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	Compliant
Tungsten	CID002833	ACL Metais Eireli	BRAZIL	Compliant
Tin	CID002835	PT Menara Cipta Mulia	INDONESIA	Compliant
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	CHINA	Compliant
Tungsten	CID002843	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Tin	CID002844	HuiChang Hill Tin Industry Co., Ltd.	CHINA	Compliant
Tungsten	CID002845	Moliren Ltd.	RUSSIAN FEDERATION	Compliant
Tantalum	CID002847	Power Resources Ltd.	MACEDONIA	Compliant
Tin	CID002848	Gejiu Fengming Metallurgy Chemical Plant	CHINA	Compliant
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	Compliant
Gold	CID002850	AU Traders and Refiners	SOUTH AFRICA	Compliant
Tin	CID002859	Gejiu Jinye Mineral Company	CHINA	Compliant
Tin	CID002870	PT Lautan Harmonis Sejahtera	INDONESIA	Compliant
Gold	CID002918	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	Compliant
Gold	CID002919	Planta Recuperadora de Metales SpA	CHILE	Compliant

Metal	Smelter ID	Smelter Name	Location Country	RMAP Conformant Status*

Gold	CID002973	Safimet S.p.A	ITALY	Compliant
Tin	CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	Compliant
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	CHINA	Compliant

*	Based on information available from the Responsible Minerals Assurance Process as of May 11, 2018.

5.	Future Risk Mitigation Efforts

The Company has taken or intends to undertake the following additional steps during the next compliance period. These steps are intended to improve the due diligence conducted to further mitigate the risk that our Conflict Minerals benefit armed groups:

●	Continue to improve upon our acquisition integration process to enable our Conflicts Minerals working group to be more efficient and ensure practices are consistent throughout the Company.

●	Maintain our direct supplier engagement efforts and follow industry standards for 2018 outreach.

●	Continue to request that our direct suppliers encourage non-validated smelters or refiners in their supply chain to pursue compliance with an independent conflict-free program, such as the RMAP.

●	Participate in training programs, best practice sharing and other compliance program improvement initiatives available through our RMI membership.

Forward Looking Statement

This report contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements in this report that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the PSLRA. Forward-looking statements give the Company’s current expectations or forecasts in future events. These forward-looking statements generally can be identified by the use of such words as “believe,” “could,” “estimate,” “expect,” “hope,” “may,” “plan,” “project,” “will,” and variations of such words and similar expressions. Examples of forward-looking statements include, but are not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary Conflict Minerals finance or benefit armed groups.

Such forward-looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond the Company’s control and could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by our direct suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source subject metals, and (3) political and regulatory developments, whether in the Covered Countries, the United States or elsewhere. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of filing of this report. The Company undertakes no obligation to publicly update or revise forward-looking statement whether as a result of new information, future events, or otherwise, except as required by law or rules of the NASDAQ Global Select Market SM .